Exhibit 99.4

Unaudited Pro Forma Condensed Combined Financial Information

On May 31, 2017 (the “Acquisition Date”), Ritchie Bros. Auctioneers Incorporated (“Ritchie Bros.” or the “Company”) completed its previously announced acquisition of IronPlanet Holdings, Inc. (“IronPlanet”) pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Topaz Mergersub, Inc. (“Merger Sub”), IronPlanet and Fortis Advisors LLC (as representative of the indemnifying securityholders thereunder). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into IronPlanet, with IronPlanet continuing as the surviving corporation. As a result of the merger, IronPlanet became a wholly owned subsidiary of the Company (the “Acquisition”). The total merger consideration included the following:

•	Consideration of $722,740,000 to shareholders, vested option holders and warrant holders, which includes (i) $35,000,000 in escrow to cover certain indemnification claims under the Merger Agreement for a period of nine months following the Acquisition Date, subject to extension for any unresolved indemnification claims (ii) $42,934,000 of consideration to be paid to option holders that was recorded as a liability on the Acquisition Date, and (iii) $1,526,000 due to stockholders to reflect the settlement of pre-existing relationships as well as a post-close working capital adjustment;
•	Payment of $12,583,000 of IronPlanet transaction costs;
•	Repayment of indebtedness of $36,000,000 on behalf of IronPlanet; and
•	Issuance of $4,926,000 of Ritchie Bros. unvested options.

In fiscal year 2016, to fund the consideration payable for the proposed acquisition of IronPlanet, the Company:

•	Entered into a credit agreement providing for multicurrency revolving facilities (the “Revolving Credit Facilities”) in an aggregate amount of $675,000,000 and a delayed-draw term loan facility (the “Delayed-Draw Facility”) in an aggregate amount of $325,000,000; and
•	Completed its offering of $500,000,000 of 5.375% senior notes due 2025 (the “Senior Notes”).

The Revolving Credit Facilities were drawn down to fund the operations of Ritchie Bros. The Delayed Draw Facility was undrawn prior to the Acquisition Date. In connection with the closing of the Acquisition, the Company executed the following financing transactions:

•	Borrowed $325,000,000 under the Delayed Draw Facility;
•	Repaid $59,593,000 of borrowings outstanding under the Revolving Credit Facilities.

The above transactions entered into in connection with financing the Acquisition are referred to collectively as the “Financing Transactions”. The unaudited pro forma condensed combined financial information of Ritchie Bros. is presented to illustrate the pro forma effects of the Acquisition and the Financing Transactions. These transactions are collectively referred to as the “Transactions”.

The unaudited pro forma condensed combined balance sheet as of March 31, 2017, combines the historical condensed consolidated balance sheets of Ritchie Bros. and IronPlanet as of March 31, 2017, giving effect to the Acquisition as if it had occurred on March 31, 2017. The unaudited pro forma condensed combined income statements for the year ended December 31, 2016 and three months ended March 31, 2017, combines the historical income statements of Ritchie Bros. and IronPlanet for the respective periods giving effect to the Transactions as if they had occurred on January 1, 2016, the first day of the Company’s 2016 fiscal year.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined balance sheet and income statements.

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The unaudited pro forma condensed combined financial information set forth below gives effect to adjustments to: (i) record acquired assets and assumed liabilities at their fair values; (ii) reflect amortization of fair value adjustments for intangible assets; (iii) adjust for acquisition costs incurred in connection with the Transactions; and (iv) reflect the Financing Transactions including debt assumed and debt repaid.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments relating to the Acquisition have been prepared in accordance with business combination accounting guidance as provided under the provisions of US GAAP Accounting Standard Codification 805, Business Combinations (“ASC 805”).

Management made a preliminary allocation of the consideration transferred to the assets acquired and liabilities assumed in the Acquisition as of the Acquisition Date based on the information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The finalization of the purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, which could be material. Accordingly, the pro forma adjustments related to the allocation of consideration transferred are preliminary and have been presented solely for the purpose of providing unaudited pro forma condensed combined financial statements in the current report on Form 8-K/A. Management expects to finalize the accounting for the business combination as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from May 31, 2017.

The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The unaudited pro forma condensed combined financial information is presented for informational purposes only. The unaudited pro forma condensed combined financial information does not purport to represent what the Company’s results of operations or financial condition would have been had the Transactions described above actually occurred on the dates indicated, and it does not purport to project the Company’s results of operations or financial condition for any future period or as of any future date. The unaudited pro forma condensed combined financial information does not reflect any cost savings or associated costs to achieve such savings from operating efficiencies, synergies, or other restructuring that may result from the Acquisition. The unaudited pro forma condensed combined financial statements also do not include any adjustment for liabilities or related costs that may result from integration activities or any adjustments for redundancies in operations that may occur as a result of the Acquisition since management has not completed the process of making these assessments. In addition, the unaudited pro forma condensed combined financial information includes adjustments which are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes to the information.

The unaudited pro forma condensed combined financial information should be read in conjunction with (a) the Company’s audited consolidated financial statements as of and for the year ended December 31, 2016, and the notes relating thereto, in its Annual Report on Form 10-K; (b) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2016; (c) the Company’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2017, and the notes relating thereto, in its Quarterly Report on Form 10-Q; (d) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2017 (e) the audited consolidated financial statements of IronPlanet as of and for the year ended December 31, 2016, and the notes relating thereto, contained in the current report on Form 8-K/A; and (f) the unaudited condensed consolidated financial statements of IronPlanet as of and for the three months ended March 31, 2017, and the notes relating thereto, contained in the current report on Form 8-K/A.

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 Unaudited Pro Forma Condensed Combined Balance Sheet

as of March 31, 2017

(in thousands of U.S. dollars)

	Historical Results		Pro Forma Adjustments (Note 4)
	Ritchie Bros. Auctioneers Incorporated (As reported)	IronPlanet (As adjusted)	Acquisition Adjustments		Financing and Other Adjustments		Ritchie Bros. Auctioneers Incorporated Pro Forma

Assets
Current assets:
Cash and cash equivalents	$236,894	$83,504	$(745,245	)(A)	$755,560	(O)	$330,713
Restricted cash	137,986	3,000	-		-		140,986
Trade and other receivables	112,353	23,193	(333	)(B)	-		135,213
Inventory	20,868	2,409	-		-		23,277
Advances against auction contracts	7,485	2,014	-		-		9,499
Prepaid expenses and deposits	15,114	1,422	-		-		16,536
Assets held for sale	242	-	-		-		242
Income taxes receivable	15,091	198	-		-		15,289
	546,033	115,740	(745,578)		755,560		671,755
Property, plant and equipment	515,019	2,526	-		-		517,545
Equity-accounted investments	7,197	-	-		-		7,197
Restricted cash	500,000	-	-		(500,000	)(P)	-
Deferred debt issue costs	5,853	-	-		(1,206	)(Q)	4,647
Other non-current assets	4,711	826	1,755	(C)	-		7,292
Intangible assets	74,987	29,854	158,146	(D)	-		262,987
Goodwill	98,065	55,018	514,928	(E)	-		668,011
Deferred tax assets	22,450	-	1,397	(F)	-		23,847
	$1,774,315	$203,964	$(69,352)		$254,354		$2,163,281

Liabilities and Equity
Current liabilities:
Auction proceeds payable	$278,195	$59,629	$-		$-		$337,824
Trade and other payables	115,434	25,729	36,101	(G)	333	(Q)	177,597
Income taxes payable	1,378	43	-		-		1,421
Current portion of long-term debt	-	3,972	(3,972	)(H)	16,381	(Q)	16,381
Short-term debt	24,616	-	-		40,982	(Q)	65,598
	419,623	89,373	32,129		57,696		598,821
Long-term debt	596,438	31,094	(31,094	)(I)	196,658	(Q)	793,096
Share unit liabilities	2,404	-	-		-		2,404
Other non-current liabilities	14,972	176	(176	)(J)	-		14,972
Deferred tax liabilities	39,691	827	21,996	(F)	-		62,514
Total liabilities	1,073,128	121,470	22,855		254,354		1,471,807

Contingently redeemable performance share units	5,021	-	-		-		5,021
Convertible preferred stock	-	143,524	(143,524	)(K)	-		-

Stockholders' equity
Share capital:
Common stock	129,625	-	-		-		129,625
Additional paid-in capital	28,227	56,472	(49,390	)(L)	-		35,309
Retained earnings / (accumulated deficit)	593,212	(114,054)	97,259	(M)	-		576,417
Accumulated other comprehensive income	(59,690)	(3,448)	3,448	(N)	-		(59,690)
Stockholders' equity	691,374	(61,030)	51,317		-		681,661
Non-controlling interest	4,792	-	-		-		4,792
	696,166	(61,030)	51,317		-		686,453
	$1,774,315	$203,964	$(69,352)		$254,354		$2,163,281

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

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Unaudited Pro Forma Condensed Combined Income Statement

for the Twelve Months Ended December 31, 2016

(in thousands of U.S. dollars, except for per share amounts)

	Historical Results		Pro Forma Adjustments (Note 5)
	Ritchie Bros. Auctioneers Incorporated (As reported)	IronPlanet (As adjusted)	Acquisition Adjustments		Financing and Other		Ritchie Bros. Auctioneers Incorporated Pro Forma

Revenues	$566,395	$130,717	$-		$-		$697,112
Customer equity incentives	-	(20,878)	-	(A)	-		(20,878)
Net sales	566,395	109,839	-		-		676,234
Cost of services, excluding depreciation and amortization	66,062	42,155	-		-		108,217
	500,333	67,684	-		-		568,017

Selling, general and administrative expenses	283,529	77,321	(3,536	)(B)	-		357,314
Acquisition-related costs	11,829	2,296	(10,363	)(C)	-		3,762
Depreciation and amortization expenses	40,861	8,033	9,682	(D)	-		58,576
(Gain) Loss disposition of property, plant and equipment	(1,282)	23	-		-		(1,259)
Impairment loss	28,243	-	-		-		28,243
Foreign exchange loss (gain)	1,431	342	-		-		1,773
	364,611	88,015	(4,217)		-		448,409

Operating income/(loss)	135,722	(20,331)	4,217		-		119,608

Other income/(expense):
Interest income	1,863	(1)	-		-		1,862
Interest expense	(5,564)	(2,308)	2,308	(E)	(37,273	)(H)	(42,837)
Equity income	1,028	-	-		-		1,028
Debt extinguishment costs	(6,787)	-	-		6,787	(I)	-
Other, net	4,232	(2,567)	(3,153	)(F)	-		(1,488)
	(5,228)	(4,876)	(845)		(30,486)		(41,435)

Income/(loss) before income taxes	130,494	(25,207)	3,372		(30,486)		78,173

Income tax expense/(benefit)
Current	40,341	112	(20,767	)(G)	(7,926	)(G)	11,760
Deferred	(3,359)	671	735	(G)	-		(1,953)

Net income/(loss)	$93,512	$(25,990)	$23,404		$(22,560)		$68,366
Net income/(loss) attributable to:
Stockholders	$91,832	$(25,990)	$23,404		$(22,560)		$66,686
Non-controlling interests	1,680	-	-		-		1,680
	$93,512	$(25,990)	$23,404		$(22,560)		$68,366

Earnings per share attributable to stockholders:
Basic	$0.86						$0.63	(J)
Diluted	$0.85						$0.62	(J)

Weighted average number of shares outstanding:
Basic	106,630,323						106,630,323	(J)
Diluted	107,457,794						107,758,173	(J)

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

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Unaudited Pro Forma Condensed Combined Income Statement

for the Three Months Ended March 31, 2017

(in thousands of U.S. dollars, except for per share amounts)

	Historical Results		Pro Forma Adjustments (Note 5)
	Ritchie Bros. Auctioneers Incorporated (As reported)	IronPlanet (As adjusted)	Acquisition Adjustments		Financing and Other		Ritchie Bros. Auctioneers Incorporated Pro Forma

Revenues	$124,499	$30,045	$-		$-		$154,544
Customer equity incentives	-	-	-	(A)	-		-
Net sales	124,499	30,045	-		-		154,544
Cost of services, excluding depreciation and amortization	12,813	10,112	-		-		22,925
	111,686	19,933	-		-		131,619

Selling, general and administrative expenses	70,575	18,013	(848	)(B)	-		87,740
Acquisition-related costs	8,627	2,754	(10,445	)(C)	-		936
Depreciation and amortization expenses	10,338	1,963	2,510	(D)	-		14,811
(Gain) Loss disposition of property, plant and equipment	(721)	(29)	-		-		(750)
Foreign exchange loss (gain)	(730)	25	-		-		(705)
	88,089	22,726	(8,783)		-		102,032

Operating income/(loss)	23,597	(2,793)	8,783		-		29,587

Other income/(expense):
Interest income	955	9	-		-		964
Interest expense	(8,133)	(543)	543	(E)	(2,665	)(H)	(10,798)
Equity income	(53)	-	-		-		(53)
Other, net	1,382	(181)	(249	)(F)	-		952
	(5,849)	(715)	294		(2,665)		(8,935)

Income/(loss) before income taxes	17,748	(3,508)	9,077		(2,665)		20,652

Income tax expense/(benefit)
Current	7,488	(164)	(6,387	)(G)	(693	)(G)	244
Deferred	(173)	(61)	2,592	(G)	-		2,358

Net income/(loss)	$10,433	$(3,283)	$12,872		$(1,972)		$18,050
Net income/(loss) attributable to:
Stockholders	$10,377	$(3,283)	$12,872		$(1,972)		$17,994
Non-controlling interests	56	-	-		-		56
	$10,433	$(3,283)	$12,872		$(1,972)		$18,050

Earnings per share attributable to stockholders:
Basic	$0.10						$0.17	(J)
Diluted	$0.10						$0.17	(J)

Weighted average number of shares outstanding:
Basic	106,851,595						106,851,595	(J)
Diluted	107,788,949						108,164,580	(J)

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Preparation

Ritchie Bros.’ historical results are derived from Ritchie Bros.’ audited consolidated income statement for the fiscal year ended December 31, 2016, unaudited condensed consolidated income statement for the three months ended March 31, 2017 and unaudited condensed consolidated balance sheet as of March 31, 2017, which are prepared in accordance with U.S. GAAP.

IronPlanet’s historical results are derived from IronPlanet’s audited consolidated statement of operations for the fiscal year ended December 31 2016, unaudited condensed consolidated statement of operations for the three months ended March 31, 2017 and unaudited condensed consolidated balance sheet as of March 31, 2017, which are prepared in accordance with U.S. GAAP. Certain balances were reclassified within the “IronPlanet (as Adjusted)” column in the unaudited pro forma condensed combined financial information so that presentation would be consistent with Ritchie Bros. The most significant balance sheet adjustments include a reclassification of certain software assets from “Property and equipment, net” to “Intangible assets” and consumption taxes receivables from “Prepaid expenses and other current assets” to “Trade and other receivables”. The most significant income statement adjustments include a reclassification of depreciation and amortization and acquisition-related costs out of “Cost of Revenues” and “General and administrative” operating expense into separate line items.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting for business combinations under U.S. GAAP. The historical financial information has been adjusted to give pro forma effect to events that are: (a) directly attributable to the Transactions, (b) factually supportable, and (c) with respect to the unaudited pro forma condensed combined income statements, expected to have a continuing impact.

The acquisition method of accounting is based on ASC 805 which uses the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the Acquisition Date. The financial statements of Ritchie Bros. issued after completion of the Acquisition will reflect such fair values, measured as of the Acquisition Date, which may be different than the estimated fair values included in these unaudited pro forma condensed combined financial statements. The financial statements of Ritchie Bros. issued after the completion of the Acquisition will not be retroactively restated to reflect the historical financial position or results of operations of IronPlanet.

In order to prepare the unaudited pro forma condensed combined financial information, management performed a preliminary review of IronPlanet’s accounting policies to identify significant differences from Ritchie Bros’ accounting policies used to prepare Ritchie Bros’ historical financial statements. Based on the procedures performed to date, the accounting policies of IronPlanet are similar in most material respects to those of Ritchie Bros. Management will conduct an additional review of IronPlanet’s accounting policies to determine if differences in accounting policies require adjustment or reclassification of IronPlanet’s results of operations, assets or liabilities to conform to Ritchie Bros.’ accounting policies and classifications. As a result of that review, management may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on Ritchie Bros. future unaudited condensed consolidated financial statements.

The unaudited pro forma condensed combined financial information is preliminary, provided for illustrative purposes only and does not purport to represent what the combined actual condensed consolidated results of operations or unaudited condensed consolidated balance sheet would have been had the Transactions occurred on the dates assumed, nor are they indicative of the combined future condensed consolidated results of operations or financial position. The actual results reported in periods following the Transactions may differ significantly from those reflected in the unaudited pro forma condensed combined financial information presented herein for a number of reasons, including, but not limited to, differences between the assumptions used to prepare this unaudited pro forma condensed combined financial information and actual amounts, cost savings or associated costs to achieve such savings from operating efficiencies, synergies, debt refinancing, or other restructuring that may result from the Transactions. Non-recurring items related to the Transactions were not included in the unaudited pro forma condensed combined income statements.

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Note 2. Calculation of Estimated Purchase Consideration

Estimated purchase consideration is as follows (in thousands of U.S. dollars):

Purchase Consideration
Payment to stockholders (i)	$722,740
Payment of IronPlanet transaction costs	12,583
Repayment of IronPlanet indebtedness	36,000
Issuance of Ritchie Bros. unvested options (ii)	4,926
Total estimated purchase consideration	$776,249

i.	Payment to stockholders includes:

•	$35,000,000 to be held in escrow for indemnity claims and for the representative as specified in the Merger Agreement.
•	$42,934,000 due to vested option holders recorded as a liability on the unaudited pro forma condensed combined balance sheet, as this amount was not paid on the Acquisition Date. As a result of the Acquisition certain IronPlanet options vested in accordance with the terms of their related option award agreements and others were accelerated as a result of the Acquisition. Holders of vested IronPlanet options were entitled to the cash consideration per share calculated in accordance with the Merger Agreement.
•	$1,526,000 due to stockholders to reflect the settlement of pre-existing relationships as well as a post-close working capital adjustment.

ii.	Holders of IronPlanet unvested equity interests as of the Acquisition Date were converted to Ritchie Bros. replacement awards subject to the same vesting schedule and restrictions as applied prior to the Acquisition. Reflects the value of Ritchie Bros. unvested options issued in connection with the Acquisition attributed to pre-combination services.

Additionally, with respect to options attributed to post-combination services, Ritchie Bros issued $2,156,000 of replacement awards to holders of IronPlanet unvested equity interests and recognized an estimated liability of $2,596,000 for accelerated stock options that will be cash settled as a result of the Acquisition. As both of these amounts relate to post-combination services, they are not included in purchase consideration and are reflected as an adjustment to retained earnings to reflect post combination expense on the unaudited pro forma condensed consolidated balance sheet.

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Note 3: Preliminary Purchase Price Allocation

The following table sets forth a preliminary allocation of the estimated purchase consideration to the preliminary fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of IronPlanet based on IronPlanet’s March 31, 2017 balance sheet, with the excess recorded as goodwill (in thousands of U.S. dollars):

Provisional Purchase Price and Purchase Price Allocation for IronPlanet Acquisition

Assets acquired:
Cash and cash equivalents	$83,504
Restricted cash	3,000
Trade and other receivables	22,860
Inventory	2,409
Advances against auction contracts	2,014
Prepaid expenses and deposits	1,422
Property, plant and equipment	2,526
Income taxes receivable	198
Deferred tax assets	1,397
Other non-current assets	2,581
Intangible assets	188,000
Total assets acquired	$309,911

Liabilities assumed:
Auction proceeds payable	$59,629
Trade and other payables	21,113
Income taxes payable	43
Deferred tax liabilities	22,823
Total liabilities assumed	103,608
Net assets acquired, excluding goodwill (a)	206,303
Total estimated purchase price (b)	776,249
Estimated goodwill (b-a)	$569,946

The following is a discussion of the valuation methods used to determine the fair value of IronPlanet’s significant assets acquired and liabilities assumed in connection with the preparation of this unaudited pro forma condensed combined financial information:

Intangible Assets: Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information include trade names and trademarks, the technology platform, and seller relationships. Trade names and trademarks are considered indefinite-lived intangibles. All other intangibles are considered definite-lived intangible assets. Intangible assets are valued on a disaggregated basis using the following methods:

•	Trade names and trademarks. The fair value of trade names and trademarks was assessed using the relief from royalty valuation technique under an income valuation approach. This technique estimates values based on the present value of license costs that are avoided by ownership of the asset. Significant assumptions included in the fair value assessment of trade names and trademarks include the royalty rate, which was determined by comparable trade names, and trademarks transactions and the perceived strength of the brands in the market.

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Note 3: Preliminary Purchase Price Allocation (continued):

•	Technology platform. The fair value of IronPlanet’s technology platform was assessed using the relief from royalty valuation technique under an income valuation approach. This technique estimates values based on the present value of license costs that are avoided by ownership of the asset. A significant assumption included in the fair value assessment of the technology platform includes the royalty rate, which was determined by comparable technology transactions.
•	Seller relationships – Caterpillar dealers. The fair value of the seller relationship with Caterpillar dealers was valued using the excess earnings valuation technique under an income valuation approach. This technique estimates the cash flows of the asset after applying adjustments to operating expenses and then deducting contributory asset charges.
•	Seller relationships – Department of Defense contract. The fair value of this contract was valued using the excess earnings valuation technique under an income valuation approach. This technique estimates the cash flows of the asset after applying adjustments to operating expenses and then deducting contributory asset charges.
•	Seller relationships – other repeat sellers. The fair value of the seller relationship with other sellers was valued using the excess earnings valuation technique under an income valuation approach. This technique estimates the cash flows of the asset after applying adjustments to operating expenses and then deducting contributory asset charges.

Other significant assumptions included in development of the preliminary valuations included estimated annual net cash flows for each intangible asset (including revenues, operating expenses, market participant synergies, net working capital requirements, and capital expenditures), the expected life of each intangible asset and the appropriate discount rate. Fair value determinations require significant judgment and are sensitive to changes in underlying inputs, and assumptions.

Deferred Tax Liabilities: Adjustments to record deferred taxes related to taxable and deductible temporary differences that arise from a difference between the tax basis and the recognized value of assets acquired and liabilities assumed in the acquisition. The deferred tax liabilities represent the deferred tax impact associated with the incremental differences in the book and the tax basis created from the preliminary purchase price allocation. Deferred taxes were established based on an assumed blended statutory tax rate of 39% and 26% for U.S. and Canada, respectively. The effective tax rate of the combined company could be different (either higher or lower) depending on post-acquisition activities, including intercompany loan restructuring, repatriation decisions, cash needs and the geographical mix of income, and the difference could be material.

In the United States, the Tax Reform Act of 1986 limits the use of net operating losses and tax credit carryforwards in certain situations where stock ownership changes occur. For purposes of this unaudited pro forma condensed combined financial information, it has been assumed that the applicable net operating losses could ultimately be utilized. Losses in certain foreign jurisdictions continue to have a valuation allowance against them as it is more likely than not that they will not be realized. The deferred tax assets and liabilities balances are preliminary and subject to change based upon the final determination.

Goodwill: Goodwill is calculated as the difference between the Acquisition Date fair value of the consideration transferred and the values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized but is tested for impairment at least annually, or more frequently if circumstances indicate impairment.

Note 4. Adjustments to the unaudited pro forma condensed combined balance sheet

(A)	Reflects the following adjustments:

•	Cash paid for the Acquisition of $726,863,000 including repayment of IronPlanet’s indebtedness of $36,000,000 and payment of $12,583,000 of IronPlanet transaction costs; and
•	Payment of transaction costs of $18,382,000 related to the Acquisition, of which $6,239,000 had been accrued by Ritchie Bros and IronPlanet as of March 31, 2017. The remaining $12,143,000 of transaction costs were incurred between March 31, 2017 and the Acquisition Date.

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Note 4. Adjustments to the unaudited pro forma condensed combined balance sheet (continued):

(B)	Reflects the settlement of a receivable from Ritchie Bros. to IronPlanet that was effectively settled as part of the Acquisition.

(C)	Reflects the step up in estimated fair value of an equity method investment of $1,803,000, which is offset by the settlement of IronPlanet’s interest rate swap receivable of $48,000.

(D)	Reflects the estimated fair value of IronPlanet’s identified intangible assets. The following table shows a preliminary estimate of the fair value of those intangible assets and their related average estimated useful lives (in thousands of U.S. dollars):

	Estimated Useful Life (in Years)	Preliminary Estimated Fair Value as of March 31, 2017
Trade name/trademarks	Indefinite	$46,000
Technology platforms	7	48,000
Seller relationships - Caterpillar	13	38,000
Seller relationships - Department Of Defense contract	12	32,000
Seller relationships - other sellers	6	24,000
Total Intangible assets		$188,000
Less: IronPlanet historical intangible assets net carrying value		(29,854)
Net adjustment		$158,146

(E)	Reflects the elimination of IronPlanet’s historical goodwill and the preliminary estimate of goodwill recognized as a result of the Acquisition, which represents the amount by which the estimated consideration transferred exceeds the fair value of IronPlanet’s assets acquired and liabilities assumed. (Refer to Note 3 above)

(F)	Reflects an increase in deferred tax liabilities of $60,238,000 and an increase in deferred tax assets of $39,638,000 as shown below (in thousands of U.S. dollars):

Increase in deferred tax liability for an increase in book basis to identifiable intangible assets	$61,677
Decrease to deferred tax liabilities to reflect the elimination of the historical goodwill deferred balance	(1,439)
Total deferred tax liabilities	$60,238

Release of valuation allowance in United States against net deferred tax assets	$14,563
Release of valuation allowance in Canada against net deferred tax assets	1,410
Increase to net operating loss carryforward due to stock based compensation, return to provision and transaction cost adjustments	27,101
Decrease to deferred tax assets to reflect elimination of historical warrant deferred balance	(1,348)
Decrease to deferred tax assets to reflect elimination of R&D credit	(1,009)
Decrease in deferred tax assets for an increase in book basis in stock based compensation expense	(1,079)
Total deferred tax assets	$39,638

Total net pro forma adjustment - Deferred tax liabilities	$21,996
Total net pro forma adjustment - Deferred tax assets	$1,396

The deferred tax assets and liabilities were calculated using the local blended statutory tax rate for the applicable jurisdictions.

10

Note 4. Adjustments to the unaudited pro forma condensed combined balance sheet (continued):

(G)	Reflects the following adjustments:
•	Liability recorded by the Company of $44,460,000 for cash consideration to be paid to stockholders in connection with the Acquisition;
•	Liability recorded by the Company of $2,596,000 for accelerated stock options that will be cash settled as a result of the Acquisition and relate to post-combination services;
•	Increase in payroll tax liabilities of $1,022,000 related to the acceleration of stock option compensation;
•	Elimination of IronPlanet’s convertible preferred stock warrant liability of $5,574,000, which was settled as part of the consideration transferred in the Acquisition,
•	Elimination of deferred rent of $64,000 as the liability does not represent a future performance obligation for the combined entity;
•	Decrease of $6,239,000 related to the cash settlement of accrued transaction costs in connection with the Acquisition; and
•	Elimination of $100,000 payable to IronPlanet recorded on Ritchie Bros.’ balance sheet.

(H)	Reflects debt repayment of $4,000,000 and an adjustment for unamortized debt issuance costs of $28,000, related to the current portion of IronPlanet’s historical debt.

(I)	Reflects debt repayment of $32,000,000 and an adjustment for unamortized debt issuance costs of $906,000, related to IronPlanet’s historical debt.

(J)	Reflects elimination of long-term deferred rent of $176,000 as the liability does not represent a future performance obligation for the combined entity.

(K)	Reflects elimination of IronPlanet’s historical convertible preferred stock that was settled as part of the cash consideration transferred in the Acquisition.

(L)	Reflects elimination of IronPlanet’s additional paid-in capital and fair value of replacement awards issued by Ritchie Bros. included in purchase consideration (in thousands of U.S. dollars):

Elimination of IronPlanet’s additional paid-in capital	$(56,472)
Ritchie Bros. replacement awards (unvested options) attributable to post-combination services	2,156
Ritchie Bros. replacement awards (unvested options) attributable to pre-combination services	4,926
Total pro forma adjustment	$(49,390)

(M)	Reflects adjustment to retained earnings to eliminate IronPlanet’s accumulated deficit, gain on settlement of a payable to IronPlanet recorded historically by Ritchie Bros., and to record transaction costs and stock option compensation expense for cash-settled stock options that on the Acquisition Date (in thousands of U.S. dollars):

Eliminate IronPlanet’s accumulated deficit	$114,054
Settlement of payable to IronPlanet	100
Transaction costs	(12,143)
Stock option compensation expense for cash-settled stock options that accelerated on the Acquisition Date	(4,752)
Total pro forma adjustment	$97,259

(N)	Reflects elimination of IronPlanet’s historical accumulated other comprehensive loss.

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Note 4. Adjustments to the unaudited pro forma condensed combined balance sheet (continued):

(O)	Reflects the following adjustments:
•	Borrowings of $327,616,000 under the Delayed Draw Facility;
•	Repayment of $59,593,000 on the Revolving Credit Facility;
•	Cash payment of $12,463,000 of debt issuance costs related to the Financing Transactions, for which the payment was contingent on the completion of the Acquisition; and
•	The release of cash restricted for purposes of the Acquisition of $500,000,000.

(P)	Reflects the release of cash restricted for purposes of the Acquisition of $500,000,000.

(Q)	Reflects the following adjustments:
•	Borrowings of $327,616,000 under the Delayed Draw Facility, of which $16,381,000 is classified as current portion of long-term debt and $311,235,000 is reflected as long-term debt;
•	Capitalization of $12,796,000 of incremental debt issuance costs to long-term debt related to the Financing Transactions for which the payment was contingent on the completion of the Acquisition;
•	Repayment of $59,593,000 of long-term debt on the Revolving Credit Facility;
•	Reclassification of the remaining long-term Revolving Credit Facility balance of $40,982,000 to short-term debt;
•	Reclassification of deferred debt issuance costs relating to the Delayed Draw Facility of $1,206,000 to long-term debt; and
•	Recording of $333,000 of a liability for debt issuance costs paid by IronPlanet on behalf of Ritchie Bros. and settled in connection with the Acquisition.

Note 5. Adjustments to the unaudited condensed combined pro forma income statements

(A)	Non-cash customer equity incentive costs were incurred by IronPlanet in connection with its acquisition of Cat Acquisition Services in April 2015. These customer equity incentives include (i) earnout payments of common stock issuable to Caterpillar Inc. and certain independent Caterpillar dealers upon achievement of targets for Gross Merchandise Volume sold through IronPlanet’s marketplace that is attributable to those parties and (ii) the value of discounts on purchased shares in connection with a right for certain independent Caterpillar dealers to purchase limited amounts of IronPlanet preferred stock at a discount. These equity issuances were accounted for as consideration provided by a vendor to a customer as an incentive to use IronPlanet’s marketplace and accordingly, the fair value of the equity incentive was recorded as a reduction of revenue. IronPlanet’s customer equity incentive program expires at the end of fiscal 2016. No adjustment to the historical amounts recorded in IronPlanet’s statement of operations has been made in these unaudited condensed combined pro forma statements of operations.

(B)	Reflects the net impact to stock option compensation expense expected to be incurred by the Company based on the preliminary estimated fair values and vesting periods of equity awards issued by Ritchie Bros. to IronPlanet employees to replace their historical unvested equity awards as a result of the Acquisition offset by the elimination of $4,421,000 of costs incurred in fiscal 2016 in connection with IronPlanet’s abandoned initial public offering (“IPO”) and $509,000 of stock option compensation and severance charges related to the termination of an employee in connection with the Acquisition that were recognized in IronPlanet’s historical statement of operations during the year ended December 31, 2016 (in thousands of U.S. dollars):

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Note 5. Adjustments to the unaudited condensed combined pro forma statements of operation (continued):

	12 months ended December 31, 2016	3 months ended March 31, 2017
Total projected stock option compensation expense for replacement awards	$4,175	$406
Less: Stock option compensation and severance related to terminations	(509)	-
Less: IronPlanet historical stock option compensation expense	(2,781)	(1,254)
Total pro forma adjustment- stock based compensation expense	885	(848)
Elimination of capitalized IPO costs	(4,421)	-
Total pro forma adjustment	$(3,536)	$(848)

(C)	Reflects elimination of $10,363,000 and $10,445,000 of transaction costs related to the Acquisition which were recognized in IronPlanet’s and Ritchie Bros.’ historical statement of operations, during the year ended December 31, 2016 and three months ended March 31, 2017.

(D)	Reflects the elimination of historical amortization expense related to IronPlanet’s existing intangible assets and additional amortization of acquired intangible assets based on the preliminary estimated fair value and useful lives expected to be recorded as a result of the Acquisition. For estimated intangible asset values and the associated useful lives, see footnote (D) in Note 4 (in thousands of U.S. dollars).

	12 months ended December 31, 2016	3 months ended March 31, 2017

Amortization expense of acquired intangible assets at fair value	$16,447	$4,112
Elimination of historical amortization expense	(6,765)	(1,602)
Total pro forma adjustment	$9,682	$2,510

(E)	Represents the removal of IronPlanet’s historical interest expense related to debt repaid in connection with the Acquisition.

(F)	Reflects adjustments to remove $3,153,000 and $249,000 recorded for changes in fair value of IronPlanet’s convertible preferred stock warrant liability during the year ended December 31, 2016 and three months ended March 31, 2017, which was settled in connection with the Acquisition.

(G)	Reflects the estimated tax effects at the estimated applicable statutory rate for the year ended December 31, 2016 and three months ended March 31, 2017. Pro forma tax (benefit) expense also reflects the tax benefit recognized on historical IronPlanet losses before taxes assuming the release of IronPlanet’s valuation allowance in the United States and Canada as of January 1, 2016. Tax synergies on an executed intercompany loan agreement have been included. These rates represent the estimated combined statutory U.S. federal, state, and foreign statutory rates. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities including, repatriation decisions, cash needs and the geographical mix of income.

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Note 5. Adjustments to the unaudited condensed combined pro forma statements of operation (continued):

(H)	In connection with the Acquisition, Ritchie Bros. executed the following financing transactions:
•	Entered into the Revolving Credit Facilities, including the termination of previous debt facilities;
•	Completed its offering of $500,000,000 of 5.375% Senior Notes due 2025.
•	Borrowed $327,616,000 under the Delayed Draw Facility;
•	Capitalized $12,796,000 of incremental debt issuance costs to long-term debt related to the Financing Transactions for which the payment was contingent on the completion of the Acquisition; and
•	Repaid $59,593,000 of long-term debt on the Revolving Credit Facility.

The table below depicts the related adjustment to interest expense for the periods presented (in thousands of U.S. dollars) as if all of the above transactions occurred on January 1, 2016:

	12 months ended December 31, 2016	3 months ended March 31, 2017

Cash interest expense on the New Credit Facilities and the senior notes
Senior Notes	$26,875	$6,719
Revolving Credit Facility	1,558	390
Delayed Draw Term Loan Facility	10,342	2,638
Total cash interest expense on the New Credit Facilities and the senior notes	38,775	9,747
Amortization of deferred financing fees on the New Credit Facilities and the Senior Notes
Senior Notes	1,740	435
Revolving Credit Facility	929	232
Delayed Draw Term Loan Facility	1,153	279
Total amortization of deferred financing fees on the New Credit Facilities and the Senior Notes	3,822	946
Total interest expense on the new debt	42,597	10,693
Less:
Ritchie Bros. interest expense on historical indebtedness	(5,324)	(8,028)
Total interest expense on existing indebtedness	(5,324)	(8,028)

Total pro forma increase to interest expense	$37,273	$2,665

Debt issuance costs related to the Revolving Credit Facility, the Delayed Draw Term Loan Facility, and Senior Notes, are being amortized to interest expense using the straight-line method over the term of the respective facility or notes.

A 1/8% increase or decrease in the interest rate of borrowings under the Revolving Credit Facility and Delayed Draw Facility, which utilize a floating rate, would impact interest expense in the unaudited pro forma condensed combined income statements for each period as follows (in thousands of U.S. dollars):

Change in interest expense assuming:	12 months ended December 31, 2016	3 months ended March 31, 2017
Increase of 0.125%	$484	$118
Decrease of 0.125%	(484)	(118)

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Note 5. Adjustments to the unaudited condensed combined pro forma statements of operation (continued):

(I)	Reflects the removal of debt extinguishment costs related to the termination of prior credit facilities in connection with the Financing Transactions.

(J)	Basic earnings per share has been calculated by dividing the net income attributable to stockholders of Ritchie Bros. by the weighted average number of common shares outstanding. Diluted earnings per share has been calculated after giving effect to outstanding dilutive options calculated by adjusting the net income attributable to stockholders of Ritchie Bros. and the weighted average number of shares outstanding for all dilutive shares.

The unaudited pro forma weighted average number of diluted shares outstanding is calculated by adding the effect of dilutive securities to the unaudited pro forma weighted average number of basic shares outstanding. The significant components of the effect of dilutive securities are comprised of replacement stock options for IronPlanet unvested options holders that were exchanged in the Acquisition for Ritchie Bros. unvested stock options. The dilutive effects of options were calculated using the treasury stock method.

The following tables reconcile the weighted average number of shares used to calculate pro forma basic and diluted earnings per share for the periods presented (in thousands of U.S. dollars, except per share data):

Pro Forma Diluted Weighted-Average Shares—Basic	12 months ended December 31, 2016	3 months ended March 31, 2017

Historical and pro forma weighted-average shares outstanding—basic	106,630	106,852

Pro forma net income attributable to stockholders	$66,686	$17,994
Pro forma earnings per share—basic	$0.63	$0.17

	12 months ended	3 months ended
Pro Forma Diluted Weighted-Average Shares—Diluted	December 31, 2016	March 31, 2017

Historical weighted-average shares outstanding—diluted	107,458	107,789
Dilutive impact of Ritchie Bros. replacement awards for unvested IronPlanet Options	300	376
Pro forma weighted-average shares—diluted	107,758	108,165

Pro forma net income attributable to stockholders	$66,686	$17,994
Pro forma earnings per share—diluted	$0.62	$0.17

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